UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2005

QUIDEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 11, 2005, Quidel Corporation (the “Company”), as Borrower, entered into a credit agreement (the “Credit Agreement”) with certain lenders from time to time a party thereto and Bank of America, N.A., as Agent and L/C Issuer.

The new senior secured credit facility under the Credit Agreement consists of a three and a half (3.5) year $30 million revolving credit facility that replaces the Company’s $10 million term loan facility and $10 million line of credit facility entered into as of August 29, 2002 with Comerica Bank.  The new credit facility matures on June 30, 2008.  Loans under the new credit facility shall bear interest at a rate equal to LIBOR/IBOR plus the “applicable rate” or the “base rate” (defined as the higher of (i) the Bank of America prime rate, which shall not be the lowest rate of interest offered to commercial borrowers, and (ii) the Federal Funds rate plus one-half of one percent).  The applicable rate is determined in accordance with a performance pricing grid based on the Company’s leverage ratio.  The Company may select interest periods of 1, 2, 3 or 6 months for LIBOR/IBOR loans, subject to availability.  Interest is payable at the end of the selected interest period, but no less frequently than quarterly.  In addition, the Company will pay a commitment fee on the unused portion of the new credit facility that is also based on the Company’s leverage ratio.  The commitment fee is payable quarterly with any unpaid commitment fee payable on the termination date of the new credit facility.

In connection with the new senior secured credit facility, the Company entered into a security agreement (the “Security Agreement”) by and among the Company, as Borrower, direct and indirect domestic subsidiaries of Borrower, each additional grantor that may become a party thereto and Bank of America, N.A., as Agent.  Under the Security Agreement, the new credit facility is secured by all present and future business assets and properties of the Company, including, without limitation, accounts receivable, inventory, plant, property, equipment, contracts, trademarks, copyrights, patents, license rights, stock of subsidiaries, and general intangibles.  In addition, the Company’s domestic subsidiaries are the current guarantors under the Credit Agreement.

Under the Credit Agreement, the Company is subject to certain customary limitations, including among others: limitation on liens; limitation on mergers, consolidations and sales of assets; limitation on incurrence of debt; limitation on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitation on investments (including loans and advances) and acquisitions; limitation on transactions with affiliates; and limitation on annual operating lease expense.  The Company is also subject to financial covenants which include minimum net worth requirements; a maximum leverage ratio; a minimum fixed charge coverage ratio and minimum EBITDA requirements.

The descriptions of the material features of the Credit Agreement and the Security Agreement provided above are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  Both the Credit Agreement and Security Agreement are dated as of January 31, 2005.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above in this current report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Credit Agreement by and among Quidel Corporation, as Borrower, each lender from time to time party thereto (collectively, “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Agent and L/C Issuer, dated as of January 31, 2005.

10.2

Security Agreement by and among Quidel Corporation, as Borrower, direct and indirect domestic subsidiaries of Borrower, each additional grantor that may become a party thereto and Bank of America, N.A., as Agent, dated as of January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2005

QUIDEL CORPORATION

By:	/s/ Paul E. Landers
Name:	Paul E. Landers
Its:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Credit Agreement by and among Quidel Corporation, as Borrower, each lender from time to time party thereto (collectively, “Lenders” and individually, a “Lender”) and Bank of America, N.A., as Agent and L/C Issuer, dated as of January 31, 2005.

10.2

Security Agreement by and among Quidel Corporation, as Borrower, direct and indirect domestic subsidiaries of Borrower, each additional grantor that may become a party thereto and Bank of America, N.A., as Agent, dated as of January 31, 2005.